Exhibit 99.1

news release

QLT ANNOUNCES EXPANSION OF PHASE 1b STUDY OF ORAL SYNTHETIC RETINOID COMPOUND

For Immediate Release

October 28, 2010

VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced expansion of the Phase 1b clinical proof-of-concept study of QLT091001 in the treatment of Leber Congenital Amaurosis (LCA) to include patients with Retinitis Pigmentosa (RP), a set of hereditary retinal diseases demonstrating clinical features similar to LCA.  Both diseases result from genetic mutations of either retinal pigment epithelium protein 65 (RPE65) or lecithin:retinol acyltransferase (LRAT) that are amenable to intervention with QLT091001. QLT091001 is an orally administered synthetic retinoid replacement for 11-cis-retinal, which is a key biochemical component of visual function.

LCA is a debilitating, inherited, progressive retinal degenerative disease that leads to retinal dysfunction and significant visual impairment beginning at birth. RP is characterized by degeneration of rod and cone photoreceptors, resulting in a more variable loss of vision in late childhood to adulthood.  There are at least 300,000 patients with RP worldwide, of which less than 5% carry the inherited deficiencies of either RPE65 or LRAT.

“We are very excited to be expanding the potential uses for QLT091001 into another rare indication, Retinitis Pigmentosa,” said Bob Butchofsky, President and Chief Executive Officer of QLT. “We continue to enroll LCA patients in the trial, with a total of 7 patients currently treated or under treatment.  We expect to treat the first RP patient in the coming weeks.”

The Phase 1b trial is an open-label, single-center, multinational study to evaluate the safety profile and early dosimetry effects of QLT091001 on retinal function. Up to a total of 24 patients diagnosed with LCA (6 LRAT mutations, 6 RPE65 mutations) or RP (6 LRAT mutations, 6 RPE65 mutations) will be enrolled.  Subjects will receive daily oral regimens of 2 different doses of QLT091001 for 7 days at the Montreal Children’s Hospital at the McGill University Health Centre, Montreal, Canada under the supervision of the trial’s principal investigator, Robert K. Koenekoop, M.D., Ph.D. Patients are rigorously monitored to ensure safety and tolerability. Efficacy assessments included several indices of visual function including best-corrected ETDRS visual acuity, electroretinogram, and visual field testing.

In April, the Company announced that after 7 days of treatment with QLT091001, the first three patients treated experienced clinically relevant improvements in one or more visual function parameters. The onset of visual changes was rapid and there was progressive improvement beyond the 7 days of treatment, with some effects persisting for up to 4 months after treatment was completed.

About Retinitis Pigmentosa (RP)
RP is a set of hereditary retinal diseases demonstrating clinical features similar to LCA and characterized by degeneration of rod and cone photoreceptors. By current epidemiological estimates, there are at least 300,000 patients with RP worldwide, of which less than 5% carry the inherited deficiencies of either RPE65 or LRAT.

About Leber Congenital Amaurosis (LCA)
LCA is an inherited degenerative retinal disease characterized by abnormalities such as roving eye movements and sensitivity to light, and manifesting in severe vision loss from birth. Eye examinations of infants with LCA reveal normal appearing retinas. However, a low level of retinal activity, measured by electroretinography, indicates very little visual function. Approximately 1 child out of every 81,000 births will inherit the disease. Mutations in the genes for REP65 and LRAT result in an inadequate production of 11-cis-retinal and occur in approximately 10% of patients with LCA.

About Synthetic Retinoid Drugs
Genetic diseases in the eye such as LCA and RP arise from gene mutations of enzymes or proteins required in the biochemistry of vision. QLT091001 is a replacement for 11-cis-retinal, which is an essential component of the retinoid-rhodopsin cycle and visual function.

The basis for using synthetic retinoids as replacement therapy for conditions where genetic defects result in deficiency of 11-cis-retinal is founded on experiments in mouse genetic models, including those developed in the laboratory of Dr. Krzysztof Palczewski. These experiments used mice that have mutations in either the Rpe65 or Lrat genes, the same as those associated with LCA in humans. Both mouse models have clinical features of the human disease. The biological activity of the synthetic retinoid was monitored by measuring the level of pigment-related compounds in the eye. Retinal function was also assessed by detecting electroretinograms (ERGs) and electrical nerve signals from the retina. Oral administration of QLT091001 showed evidence of having corrected the biochemical defect in the retinoid cycle in light-sensing cells (rods) and appeared to restore ERG responses to light in both models of LCA.

About QLT
QLT Inc. is a biotechnology company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, developing drugs to be delivered in our proprietary punctal plug delivery system, as well as developing our synthetic retinoid program for the treatment of certain inherited retinal diseases. For more information, visit our website at www.qltinc.com.

QLT Inc. Media Contact
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
kpeterson@qltinc.com

The Trout Group Investor Relations Contact:
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 646-378-2953
tswanson@troutgroup.com
Or
New York, USA
Marcy Nanus
Telephone: 646-378-2927
mnanus@troutgroup.com

Visudyne® is a registered trademark of Novartis AG.

QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”

Forward-Looking Statements
Certain statements contained in this press release, which are not historical facts, are “forward-looking statements,” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Such statements include, but are not limited to: our beliefs regarding the potential benefits, targets and market opportunity of QLT091001; our expectations regarding our clinical development plans and strategy for QLT091001, patient enrollment and timelines associated with our program, including timing for treatment of patients and receipt of data; and statements which contain language such as “expects,” “will,” “plans,” “estimates,” “intends,” “believes” and similar expressions that do not relate to historical matters. Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from the results expressed or implied by such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: risks and uncertainties associated with the timing, expense and outcome of research and development programs and commercialization of products (including the difficulty of predicting the timing and outcome of the synthetic retinoid drug development efforts, enrollment, clinical testing and regulatory approvals or actions); uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of QLT091001 and our other technology; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; and other factors as described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.